EXHIBIT 21.1

LIST OF SUBSIDIARIES

WCG Health Management, Inc., a Delaware corporation

The WellCare Management Group, Inc., a New York corporation

WellCare of Florida, Inc., a Florida corporation

HealthEase of Florida, Inc., a Florida corporation

WellCare of New York, Inc., a New York corporation

WellCare of Connecticut, Inc., a Connecticut corporation

Harmony Health Systems, Inc., a New Jersey corporation

Harmony Health Plan of Illinois, Inc., a Illinois corporation

Harmony Health Management, Inc., a New Jersey corporation

WellCare of Louisiana, Inc., a Louisiana corporation

Harmony Behavioral Health, Inc., a Florida corporation

Comprehensive Health Management, Inc., a Florida corporation

Comprehensive Health Management of Florida, L.C., a Florida limited liability company

Comprehensive Reinsurance, Ltd., a Cayman Island corporation

WellCare of Georgia, Inc., a Georgia corporation

WellCare Prescription Insurance, Inc., a Florida corporation

WellCare of Ohio, Inc., an Ohio corporation

Comprehensive Logistics, LLC, a Florida limited liability company

WellCare Health Insurance of Arizona, Inc., a Arizona corporation

WellCare Health Insurance of Illinois, Inc., a Illinois corporation

WellCare Health Insurance of New York, Inc., a New York corporation

Harmony Behavioral Health of Florida, Inc., a Florida corporation

WellCare Health Plans of New Jersey, Inc., a New Jersey corporation

WellCare of Texas, Inc., a Texas corporation

WellCare of South Carolina, Inc., a South Carolina corporation

WellCare of Tennessee, Inc., a Tennessee corporation

Harmony Behavioral Health IPA, Inc., a New York corporation

WellCare Insurance Agency, Inc., an Illinois corporation

WellCare Pharmacy Benefits Management, Inc., a Delaware corporation

WellCare Specialty Pharmacy, Inc., a Delaware corporation